Exhibit 10.52

AGREEMENT REGARDING LOAN CONVERSIONS

This Agreement Regarding Loan Conversions (this “Agreement”), dated as of September 25, 2025, is made by and among Eloxx Pharmaceuticals, Inc., a Delaware corporation (“Eloxx”), Zikani Therapeutics, Inc., a Delaware corporation (together with Eloxx, the “Borrower”), the Lenders party hereto, SDMF 4 LLC, as administrative agent and collateral agent (“Agent”), and is acknowledged and agreed to by Eloxx Pharmaceutical Ltd., a private company incorporated under the laws of the State of Israel, reg. no. 51-497070-6 (the “Guarantor”).

Reference is hereby made to that certain Loan and Security Agreement, dated as of September 30, 2021, as amended as amended by that certain First Amendment to Loan and Security Agreement dated as of March 7, 2023, as amended by that certain Second Amendment to Loan and Security Agreement dated May 19, 2023, as amended by that certain Third Amendment to Loan and Security Agreement dated November 10, 2023, as amended by that certain Fourth Amendment to Loan and Security Agreement dated December 15, 2023, as amended by that certain Fifth Amendment to Loan and Security Agreement dated January 9, 2024, and as further amended by that certain sixth Amendment to Loan and Security Agreement dated July 10, 2024 (and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the Borrower, the Lenders from time to time party thereto and SD MF 4 LLC (successor to Hercules Capital, Inc.), as administrative agent and collateral agent. Capitalized terms used in this Agreement and not otherwise defined have the meanings given to them in the Loan Agreement.

Reference is further made to that certain Securities Purchase Agreement, dated August 20, 2025 by and among Eloxx and each of the entities listed on Exhibit A thereto (as amended, restated, modified or supplemented, the “Purchase Agreement”).

Pursuant to the Purchase Agreement, as of the date hereof, Lenders converted $7,366,261.25 aggregate principal amount of Term Loan Advances and $1,131,312.82 aggregate accrued and unpaid interest thereon into Securities (as defined in the Purchase Agreement) pursuant to the terms and conditions of the Purchase Agreement (the “Initial Conversion”). After giving effect to the Initial Conversion, Borrower, Lenders and Agent acknowledge and agree that an aggregate of $1,000,000 principal amount of Advances held by SDMF 4 LLC and Domicilium Fund III LP, in each case together with accrued and unpaid interest thereon in the amount of $0 and $0, respectively, remain outstanding (the “Remaining Balance”). Agent hereby agrees that concurrently with the Closing (as defined in the

Purchase Agreement) in which Coastlands Capital, LP or an Affiliate thereof (collectively, “Coastlands”) will have purchased Securities pursuant to the Purchase Agreement resulting in receipt by Borrower of proceeds of not less than $10,000,000 provided that the Board Updates, as defined in the Purchase Agreement, have occurred, Lenders shall convert the Remaining Balance into Securities (the “Final Conversion”). In the event of the Final Conversion in accordance with the terms of this Agreement, each Lender agrees to waive any and all additional accrued and unpaid interest on the Remaining Balance.

Upon the Final Conversion and the payment of any remaining outstanding Secured Obligations, Agent shall provide Borrower with a customary payoff letter and lien releases in respect of the Loan Agreement.

The Loan Parties hereby reaffirm the Secured Obligations and the security interest granted pursuant to the Loan Documents and hereby reaffirm that such grant of security in the Collateral granted as of the Closing Date continues without novation and secures all Secured Obligations under the Loan Agreement and the other Loan Documents. The Loan Parties acknowledge and agree that they do not have any defense, set-off, counterclaim or challenge against the payment of any sums owing under the Loan Agreement and the other Loan Documents, or the enforcement of any of the terms or conditions thereof. Agent and each Lender hereby expressly reserve all of its respective rights, powers, privileges and remedies under the Loan Agreement, the Loan Documents, applicable law or otherwise with respect to any Event of Default now existing or hereafter arising under the Loan Agreement or any of the other Loan Documents. The failure or delay of Agent or any Lender to exercise any such rights, powers, privileges or remedies is not intended, and shall not be construed, as a waiver of any Event of Default or a waiver or modification of such rights, powers, privileges or remedies.

Borrower agrees to pay to Agent the reasonable and documented out-of-pocket costs and expenses of Agent and Lenders party hereto, and the reasonable and documented fees and disbursements of counsel to Agent and Lenders party hereto in connection with the negotiation, preparation, execution and delivery of this Agreement and any other documents to be delivered in connection herewith, the Purchase Agreement and the documents to be delivered in connection therewith, the Initial Conversion and the Final Conversion.

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Electronic Signatures and Records Act (ESRA), or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

ELOXX PHARMACEUTICAS, INC., as Borrower

By: /s/ Sumit Aggarwal Name: Sumit Aggarwal

Title: President and Chief Executive Officer

ZIKANI THERAPEUTICS, INC., as Borrower

By: /s/ Sumit Aggarwal Name: Sumit Aggarwal

Title: President and Chief Executive Officer

ELOXX PHARMACEUTICALS LTD., as Guarantor

By: /s/ Sumit Aggarwal Name: Sumit Aggarwal

Title: President and Chief Executive Officer

DOMICILIUM FUND III LP,

as a Lender

By: /s/ Micah Simon Name: Micah Simon

Title: Managing Member

SD MF 4 LLC, as Administrative Agent, Collateral Agent and Lender

By: /s/ Micah Simon Name: Micah Simon

Title: Managing Member